UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2009

South Texas Oil Company
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-33777 Commission File Number	74-2949620 (I.R.S. Employer Identification No.)

300 East Sonterra Boulevard Suite 1220 San Antonio, Texas (Address of principal executive offices)		78258 (Zip Code)

Registrant’s telephone number, including area code: (210) 545-5994
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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.01 NOTICE OF FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 20, 2009, South Texas Oil Company received a Nasdaq Staff Deficiency Letter from Nasdaq’s Listing Qualifications Department indicating that the Company was not in compliance with the minimum $10,000,000 stockholders’ equity requirement for continued listing on the Nasdaq Global Market.

As disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on June 18, 2009, the Company submitted to Nasdaq on June 4, 2009 a plan for regaining compliance with the continued listing requirements based, in part, upon the closing of the Company’s $27.3 million debt restructuring transactions, with Longview Fund L.P., its largest stockholder, which closed effective May 18, 2009.  The Company’s plan indicated that the restructuring transactions would have a positive effect on the Company’s stockholders’ equity, which would enable the Company to satisfy the stockholders’ equity requirement for continued listing on the Nasdaq Global Market.  Specifically, the Company’s plan indicated that:

•
The Company will have increased available cash for operations by reduction of debt service of approximately $8,800 per day (or approximately $3.2 million per year) associated with the reduction of debt as a result of the proposed exchange.  There are currently no arrears in principal or interest in respect to the Notes.

•	The Company will have a significant improvement of its balance sheet and total stockholders’ equity, which will result in a greater ability to attract future financing to support strategic growth.

On June 22, 2009, the Nasdaq by letter notified the Company that, on the basis of the Company’s June 18, 2009 Form 8-K filing, and subject to continued monitoring of the Company’s ongoing compliance with the stockholder’s equity requirement, Nasdaq has determined that the Company complies with the Nasdaq’s listing qualifications for listing on the Nasdaq Global Market.

As copy of Nasdaq letter is attached as an Exhibit to this Form 8-K

ITEM 9.01.	Financial Statements And Exhibits

Exhibit Number	Description
99.1	Nasdaq letter, dated June 22, 2009.
99.2	Press Release, dated June 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH TEXAS OIL COMPANY

Date: June 23, 2009	By:	/s/ MICHAEL J. PAWELEK
Name: Michael J. Pawelek Title: Chief Executive Officer

Exhibit Number	Description
99.1	Nasdaq letter, dated June 22, 2009.
99.2	Press Release, dated June 23, 2009.